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                         NEUMAN, DRENNEN & STONE, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET
                            BOULDER, COLORADO 80302
                           Telephone: (303) 449-2100
                           Facsimile: (303) 449-1045



                                 June 4, 1999




FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 78613

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by FieldPoint Petroleum Corporation, a Colorado corporation, in connection with its offering of up to 35,000 shares of its common stock pursuant to the Contract for Services Agreement, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              Clifford L. Neuman

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